Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255411 and 333-252335), and Form S-8 (No. 333-254905, 333-185625 and 333-193952) of Atossa Therapeutics, Inc. of our report dated March 22, 2023, relating to the consolidated financial statements as of and for the year ended December 31, 2022, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Seattle, Washington
April 1, 2024